Exhibit 10.38

C L I F F O R D
C H A N C E
LIMITED LIABILITY PARTNERSHIP

Execution Version

SHURGARD SELF STORAGE SCA

as Borrower

CITIBANK, N.A., LONDON BRANCH

as Agent

CREDIT SUISSE FIRST BOSTON

as Security Trustee

CITIBANK INTERNATIONAL PLC, BELGIUM BRANCH

as the Bank

SUPPLEMENTAL AGREEMENT

TO THE CREDIT AGREEMENT

DATED 11 OCTOBER 1999 (AS AMENDED AND RESTATED

ON 27 FEBRUARY 2001, 12 OCTOBER 2001, 21 MAY 2002,

18 SEPTEMBER 2002 AND 18 DECEMBER 2003)

SCHEDULE 1	CONDITIONS PRECEDENT DOCUMENTS	6

SCHEDULE 2	FURTHER ACTION IN RESPECT OF SECURITY	7

APPENDIX	DRAFT FURTHER NOTICE REGARDING APPOINTMENT OF SECURITY TRUSTEE	9

THIS SUPPLEMENTAL AGREEMENT is dated 26 January 2004 between:

(1)	SHURGARD SELF STORAGE SCA (previously known as SSC BENELUX & CO. SCA), a Belgian company with its registered office at 48 Quai de Commerce, 1000 Brussels, registered on the Register of Legal Entities under Enterprise Number 454, 057, 394 (the “Borrower”);

(2)	CITIBANK, N.A., LONDON BRANCH as agent for the Finance Parties under the Finance Documents (the “Agent”, which expression shall include its successors and assigns);

(3)	CREDIT SUISSE FIRST BOSTON, as trustee for the Finance Parties under the Security Trust Deed (the “Security Trustee”, which expression shall include its successors and assigns); and

(4)	CITIBANK INTERNATIONAL PLC, BELGIUM BRANCH as the Bank.

BACKGROUND:

(A)	This Supplemental Agreement is supplemental to a credit agreement dated 11th October, 1999 (as amended and restated by supplemental agreements dated 27th February, 2001, 12th October, 2001, 21st May, 2002, 18th September, 2002 and 18th December 2003) (the “Credit Agreement”) between, amongst others, the Borrower and the Agent.

(B)	The parties to this Supplemental Agreement have agreed to amend certain terms of the Credit Agreement and the Previous Supplemental Agreement subject to the terms and conditions set out in this Supplemental Agreement.

(C)	The Borrower in accordance with Clause 32.1 (Amendment Procedures) of the Credit Agreement, is amending the Credit Agreement on behalf of itself and the Charging Companies.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Terms defined

In this Supplemental Agreement:

“Effective Date” means the date of this Supplemental Agreement or such later date (prior to the Final Repayment Date) on which the Agent notifies the Borrower that the Agent has received all of the documents set out in Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to the Agent.

“Further Notice Regarding Appointment of Security Trustee” means the further notice regarding the appointment of Citibank, N.A., London branch as Security Trustee, between amongst others, Credit Suisse First Boston, Citibank, N.A., London branch and the Borrower which shall be in form and substance materially the same as that attached in draft as the Appendix to this Supplemental Agreement.

“Notices of Appointment” means each of the Notice of Appointment of Agent and Security Trustee and the Further Notice Regarding Appointment of Security Trustee.

“Notice of Appointment of Agent and Security Trustee” has the meaning given in the Previous Supplemental Agreement.

“Previous Supplemental Agreement” means the supplemental agreement to the Credit Agreement dated 18 December 2003 between, amongst others, the Borrower and the Security Trustee.

“Second Fee Letter” means the fee letter dated on or about the date of this Supplemental Agreement given by the Bank at that date and countersigned by the Borrower.

1.2	Interpretation

1.2.1	Unless otherwise defined in this Supplemental Agreement, a term defined in the Credit Agreement has the same meaning in this Supplemental Agreement.

1.2.2	The provisions of clause 1.3 (Construction) of the Credit Agreement shall also apply to this Supplemental Agreement as if set out in this Supplemental Agreement but with all necessary modifications.

2.	CONDITIONS PRECEDENT

The provisions of Clause 3 (Amendment and Waiver) shall take effect upon the Effective Date.

3.	AMENDMENT AND WAIVER

3.1	Increase

With effect from, and including, the Effective Date, the Credit Agreement shall be amended so that;

(a)	the definition of “Total Facility B Commitments” shall be substituted and replaced with the following,

““Total Facility B Commitments” means, at any time, the aggregate of the Facility B Commitments of all the Banks, being euro 35,000,000 at the Effective Date.”;

(b)	the figure of “25,000,000” in Part A (Banks) of Schedule 1 (Parties) to the Credit Agreement in respect of the ‘Facility B Commitment (euro)’ of Citibank International Plc, Belgium Branch shall be substituted and replaced by the figure of “35,000,000”; and

(c)	the figure of “300,000,000” in Part A (Banks) of Schedule 1 (Parties) to the Credit Agreement in respect of the ‘Total (euro)’ of Citibank International Plc,

Belgium Branch shall be substituted and replaced by the figure of “310,000,000”.

3.2	Drawdown

In respect of any duly completed Drawdown Notice that the Agent shall receive on the date of this Supplemental Agreement the parties agree that;

(a)	the requirement in Clause 5.1 (a) of the Credit Agreement for the proposed Drawdown Date to be an Interest Payment Date shall be waived; and

(b)	the requirement in Clause 5.l(b) of the Credit Agreement for such Drawdown Notice to have been received not later than 5 Business Days before the Drawdown Date proposed in such Drawdown Notice shall be substituted and replaced by a requirement for such Drawdown Notice to have been received not later than 1 Business Day before the Drawdown Date proposed in such Drawdown Notice.

3.3	Previous Supplemental Agreement

With effect from, and including, the Effective Date, Clauses 6.2 and 7.2 of the Previous Supplemental Agreement shall be amended so that in each case the date of “29 February 2004” shall be substituted and replaced by the date of “14 March 2004”.

4.	CONFIRMATIONS

4.1	The Borrower, on behalf of itself and each Original Obligor confirms its consent to the amendment of the terms of the Credit Agreement as contemplated by this Supplemental Agreement.

4.2	The Borrower, on behalf of itself and each Original Obligor, and each other party to this Supplemental Agreement confirms (and the Security Trustee acknowledges) that the Security Trustee holds the Trust Assets (as defined in the Security Trust Deed) on trust for all the Finance Parties on the terms and conditions of the Security Trust Deed.

4.3	Each guarantee and Security granted pursuant to the Finance Documents, is expressly reserved for the benefit of the Finance Parties from and after the Effective Date including, but not limited to, as provided for in article 1278 and following of the Belgian Civil Code and French Civil Code. By signing this Supplemental Agreement, this reservation is expressly agreed by the Borrower on behalf of itself and each Original Obligor.

4.4	The Security Trustee and the Borrower (on behalf of itself and each Danish and Swedish Obligor) agree that all existing pledges governed by Danish or Swedish law which have been granted by the Danish or, as relevant, Swedish Obligors have been granted in favour of the Security Trustee (on its own behalf and on behalf of the Finance Parties).

4.5	Each party to this Supplemental Agreement confirms that all existing pledges and mortgages governed by Dutch law, have been granted to the Security Trustee in its own name to secure the Parallel Debt as defined in clause 2.3 (Parallel Debt) of the Credit Agreement.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Subject to clause 6.2 of the Previous Supplemental Agreement and the disclosures made with regard to clause 14.11.3 of the Credit Agreement in the Disclosure Letter (erroneously dated 18 December 2004) sent to Credit Sujsse First Boston, as Agent, and received by the Original Bank on 18 December 2003, the representations and warranties set out in clause 14 (Representations) of the Credit Agreement to be repeated in accordance with and in the manner required by clause 14.19 (Repetition) of the Credit Agreement are deemed to be repeated by each Obligor on the date of this Agreement and on the Effective Date as if this Supplemental Agreement were a Finance Document by reference to the facts and circumstances then existing.

6.	CONDITIONS SUBSEQUENT

Without prejudice to clauses 7.1 (Perfection of Security) and 7.2 (Further Security) of the Previous Supplemental Agreement, it shall be an Event of Default under the Credit Agreement, if an Obligor fails to;

(a)	duly execute the Further Notice Regarding Appointment of Security Trustee before 31 January 2004; and

(b)	comply with any obligation set out in Schedule 2 (Further action in respect of Security) to this Supplemental Agreement by 9 a.m. (London time) on 15 March 2004.

7.	MISCELLANEOUS

The provisions of clauses 1.7 (Contracts (Rights of Third Parties) Act 1999), 22 (Costs and Expenses), 24 (Payments), 30 (Remedies and waivers), 31 (Notices), 32 (Amendments) and 34 (Applicable Law and Jurisdiction) of the Credit Agreement shall apply to this Supplemental Agreement as if set out in this Supplemental Agreement, but as if references in those clauses to the Agreement were references to this Supplemental Agreement.

8.	CONTINUATION

8.1	This Supplemental Agreement is supplemental to the Credit Agreement and, except insofar as amended or supplemented hereby, the Credit Agreement will remain in full force and effect.

8.2	References in the Credit Agreement to “this Agreement”, “hereof”, “hereunder” and expressions of similar import shall be deemed to be references to the Credit Agreement as amended by this Supplemental Agreement.

8.3	The Agent and the Borrower (on behalf of itself and the Original Obligors) hereby designate this Supplemental Agreement as a Finance Document for the purposes of the Credit Agreement.

9.	COUNTERPARTS

This Supplemental Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Supplemental Agreement.

10.	GOVERNING LAW

This Supplemental Agreement shall be governed by and construed in accordance with English law.

This Supplemental Agreement has been entered into on the date stated at the beginning of this Supplemental Agreement.

SHURGARD SELF STORAGE SCA

by:	/s/ S. DE TOLLENAERE
S. DE TOLLENAERE

CREDIT SUISSE FIRST BOSTON

by:	[illegible signature]

CITIBANK INTERNATIONAL PLC, BELGIUM BRANCH

by:	/s/ S. A. DUDLEY
S. A. DUDLEY

CITIBANK, N.A., LONDON BRANCH

by:	/s/ S. A. DUDLEY
S. A. DUDLEY

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

1.	The provision of a certificate signed by one director of the Borrower (the “Directors’ Certificate”) on the Effective Date confirming:

(a)	that no Default under the Facility is continuing or would occur as a result of a drawing under the Facility being made;

(b)	that, subject to clause 6.2 of the Previous Supplemental Agreement, the representations and warranties in Clause 14 (Representations) required by the provisions of Clause 14.19 to be repeated (and in the manner to be repeated thereunder) are true and correct by reference to circumstances existing on the Effective Date; and

(c)	that all written information provided to the Bank in connection with the entry into of this Supplemental Agreement is true and complete and not misleading.

2.	A resolution of the board of directors of the Borrower authorising entry into this Supplemental Agreement and any documents to be delivered by the Borrower pursuant to this Supplemental Agreement together with specimen signatures of each person authorised to sign such documents.

3.	A copy of the Second Fee Letter in a form agreed with the Bank duly executed by the Borrower.

SCHEDULE 2

FURTHER ACTION IN RESPECT OF SECURITY

Each Obligor shall in a timely manner take all action required of it to ensure that the following tasks have been completed in form and substance satisfactory to the Agent and Security Trustee.

1.	In Belgium,

(a)	the shareholders registers for each Belgian Obligor (not including the Borrower) shall have recorded in them where relevant that “with effect from 31 January 2004 Crédit Suisse First Boston has been replaced by Citibank, N.A., London branch as Security Trustee”;

(b)	all proper notifications with regard to the receivables pledge agreement dated 11 October 1999 shall be made as necessary to give full effect to the Notices of Appointment; and

(c)	all Belgian Obligors shall have passed board resolutions to approve execution of the Previous Supplemental Agreement, this Supplemental Agreement and the Notices of Appointment and such other resolutions as may be necessary to affirm the validity of the existing Belgian Security.

2.	In Denmark,

(a)	the benefit of each share pledge shall have been transferred as necessary to give full effect to the Notices of Appointment;

(b)	the share register of each relevant Obligor shall have been amended as necessary to give full effect to the Notices of Appointment; and

(c)	each existing mortgage and corresponding first priority pledge of such mortgage in favour of the existing Security Trustee shall have been delivered to Citibank, N.A., London branch and a new first priority pledge of such mortgage shall have been executed as necessary to give full effect to the Notices of Appointment.

3.	In France,

(a)	the competent body of each of the relevant Obligors shall have passed a resolution ratifying execution of the Previous Supplemental Agreement, this Supplemental Agreement, the Notices of Appointment and all matters incidental to each of those;

(b)	each existing pledge shall have been amended so as to take into account and give full effect to the Previous Supplemental Agreement, this Supplemental Agreement and the Notices of Appointment; and

(c)	each existing mortgage shall have been amended as necessary to give full effect to the Notices of Appointment.

4.	In Holland, all appropriate amendments shall have been made to the land register and each relevant Obligor’s shareholder register to give full effect to the Notices of Appointment.

5.	In Sweden, all necessary notifications and registrations shall have been made with the Swedish Patent Registration Office (Sw. Patent- och Registreringsverket) and, as appropriate, in the share register of the relevant Obligor to give full effect to the Notices of Appointment.

6.	All other actions as may be reasonably required in a notice sent by the Agent or Security Trustee to the Borrower in accordance with clause 7.2 (Further Security) of the Previous Supplemental Agreement.

APPENDIX

DRAFT FURTHER NOTICE REGARDING APPOINTMENT OF SECURITY TRUSTEE